UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 31, 2009

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    David R. Parker, our Chairman, President, and Chief Executive Officer, and Joey B. Hogan, our Senior Executive Vice President and Chief Operating Officer, voluntarily elected to reduce their 2009 base salaries from $535,500 to $492,660 and from $275,000 to $253,000, respectively, with such salary reductions becoming effective as of the first pay period in January 2009.  In March of 2009, in conjunction with the 2009 Voluntary Incentive Opportunity (as defined below), Tony Smith, President of Southern Refrigerated Transport, Inc., James "Jim" Brower, President of Star Transportation, Inc., and Richard B. Cribbs, Senior Vice President and Chief Financial Officer, voluntarily elected to reduce their 2009 base salaries from $250,000 to $231,250; from $200,000 to $192,500; and from $175,000 to $168,437, respectively.  Additionally, Messrs. Parker and Hogan elected to further reduce their 2009 base salaries, from $492,660 to $484,627 and from $253,000 to $248,875, respectively.  The March 2009 voluntary salary reductions became effective as of the first pay period in April of 2009.

    At the 2009 annual meeting, stockholders of the Company will be asked to approve an amendment (the "Amendment") to the Company's 2006 Omnibus Incentive Plan (the "Incentive Plan"), which, among other things, shall have the effect of making additional shares available for the grant of awards under the Incentive Plan from and after the effective date of the Amendment.  As set forth below, such approval of the Amendment is necessary to effectuate certain of the grants of shares of restricted Class A common stock under the 2009 Voluntary Incentive Opportunity.

    On March 31, 2009, the Compensation Committee of the Board of Directors (the "Compensation Committee") of the Company approved a plan under which individuals that voluntarily forfeited a portion of their 2009 base salary (up to ten percent (10%)) would receive, in exchange for such forfeiture, a special grant of restricted shares of the Company's Class A common stock equal to (y) the amount of 2009 base salary voluntarily forfeited by such individuals divided by (z) the closing price of the Company's Class A common stock two full trading days following release of the Company's first quarter 2009 earnings (the "2009 Voluntary Incentive Opportunity").  Pursuant to the 2009 Voluntary Incentive Opportunity, each of Messrs. Parker, Hogan, Smith, Brower, and Cribbs agreed to participate in the 2009 Voluntary Incentive Program for a period of one year.  The Company's two remaining named executive officers were not eligible to participate in the 2009 Voluntary Incentive Opportunity.  Pursuant to the 2009 Voluntary Incentive Opportunity, the Compensation Committee granted awards of restricted shares of the Company's Class A common stock to each of Messrs. Parker, Hogan, Smith, Brower, and Cribbs in the following approximate amounts, which shall be converted to shares based upon the closing price of the Company's Class A common stock two full trading days following the public release of the Company's first quarter 2009 earnings:

Name and Title	Salary Forfeiture/ Amount of Award
David R. Parker	$50,873
Joey B. Hogan	$26,125
Tony Smith	$25,000
James "Jim" Brower	$10,000
Richard B. Cribbs	$8,750

    Shares subject to the awards will vest in one-third increments when and to the extent the Company's Class A common stock trades at or above $4.00, $6.00, and $8.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending December 31, 2011, subject to the recipient's continued employment and the specific terms of the award notices.  Certain of the grants made pursuant to the 2009 Voluntary Incentive Opportunity shall be void if the stockholders of the Company do not approve the Amendment at the 2009 annual meeting, and accordingly the related salary reduction is subject to reversal.

    On March 31, 2009, the Compensation Committee also approved performance-based bonus opportunities for 2009, which were approved under the Incentive Plan, pursuant to which each of Messrs. Parker, Hogan, Smith, Brower, and Cribbs is eligible to receive a bonus of up to 75% of his 2009 base salary (prior to any reduction as a result of participation in the 2009 Voluntary Incentive Opportunity) upon the Company's achievement of certain performance targets.  No performance-based opportunity was considered for the two remaining named executive officers.  The bonus opportunities are based upon operating income and operating ratio targets.  Each of the foregoing eligible recipients may choose to receive up to 100% of the bonus in Class A common stock under the Incentive Plan.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: April 6, 2009	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Senior Vice President and Chief Financial Officer